UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2017 (October 20, 2017)

FRANKLY INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-55821	98-1230527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bryant Street, Suite 240

San Francisco, CA 94107

(Address of principal executive offices) (Zip code)

(415) 861-9797

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

2017 Annual Meeting of Stockholders

On October 20, 2017, Frankly Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). There were holders of the Company’s securities entitled to 1,348,797 votes of the Company represented in person or by proxy at the Annual Meeting, constituting approximately 63.05% of the voting rights of the outstanding common shares, no par value of the Company on August 23, 2017, the record date for the Annual Meeting.

The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1: To elect Tom Rogers, Steven Zenz, Joseph Gardenr Fiveash III, Choong Sik Hyun and Steve Chung, as directors, each to hold office until the 2018 Annual Meeting of Stockholders or until his successor is elected and qualified:

Nominee	Shares Voted For	Shares Withheld
Tom Rogers	1,346,393	582
Steven Zenz	1,346,217	758
Joseph Gardenr Fiveash III	1,326,393	20,582
Choong Sik Hyun	1,326,217	20,758
Steve Chung	1,326,393	20,582

Proposal 2: To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Baker Tilly Virchow Krause LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2017.

Shares Voted For	Shares Abstained
1,328,797	20,000

Proposal 3: For disinterested shareholders to consider, and if thought fit, to pass, with or without variation, an ordinary resolution approving the amended and restated equity incentive plan of the Corporation.

Shares Voted For	Shares Against
1,281,261	52,325

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLY INC.

Dated: October 26, 2017	By:	/s/ Steve Chung
	Name:	Steve Chung
	Title:	Chief Executive Officer

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